EXHIBIT 99.1

News Release

For Release on April 20, 2005

GFR Pharmaceuticals Inc. Cancels Debt for Equity Transaction

Las Vegas, Nevada - April 20, 2005 - GFR Pharmaceuticals Inc. (GFRP) (the "Company"), announced today that they no longer intend to convert $140,000 of debt to shares as announced on April 13, 2005.

About GFR Pharma Ltd. & GFR Health Ltd.:

GFR Pharma Ltd. is a full service, private label, cGMP manufacturing facility specializing in the production of OTC products as well as natural source nutritional, herbal and sports nutrition products. They manufacture tablets, capsules and powders and provide formulation, blending, packaging, product testing, technical support, market research, label design and regulatory information.

GFR Health Ltd. is a wholesale division which researches, develops and markets the trademarked Nutraceutical health products WheyProtein, ReCleanse(R) and LeanFitTM.

For further information contact

Mr. Richard Pierce

Phone: 604-460-8440

Toll Free: 877-560-8440

Certain of these statements contained in this press release may be deemed forward-looking statements. Such statements, and other matters addressed in this press release, involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from these statements and matters are the risks and other factors detailed, from time to time, in the Company's reports with the Securities Exchange Commission, including, but not limited to, the Company's Annual Reports on Form 10-K and its quarterly reports on Form 10-Q.

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